EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2005 relating to our audit of the consolidated financial statements and selected ratios and other data (Note 15) as of and for the year ended December 31, 2004 of Medallion Financial Corp. appearing in the Annual Report on Form 10-K of Medallion Financial Corp. for the year ended December 31, 2005.

/s/ Eisner LLP

Florham Park, New Jersey

August 4, 2006